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Exhibit 5.1

January     , 2005

VitaCube Systems Holdings, Inc.
480 South Holly Street
Denver, Colorado 80246

Ladies and Gentlemen:

        We have acted as special Nevada counsel to VitaCube Systems Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of (i) units (the "Units"), each Unit consisting of two shares (the "Unit Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), one Class A public warrant (the "Class A Warrant") to purchase one share of Common Stock (the "Class A Warrant Shares") and one Class B public warrant (the "Class B Warrant" and together with the Class A Warrant, the "Warrants") to purchase one share of Common Stock (the "Class B Warrant Shares" and, together with the Class A Warrant Shares, the "Warrant Shares", and together with the Unit Shares, the "Shares"), (ii) warrants issued to the Representative to purchase Units (the "Representative's Warrants"), (iii) the Warrants underlying the Units and (iv) the Shares (any of the foregoing securities, as the context provides, may be referred to hereafter as the "Securities"), as set forth in the Registration Statement.

        In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed, that the Securities, including, without limitation, the Units and the Representative's Warrants, have been issued in accordance with the terms of the Underwriting Agreement, that any Warrant Shares will be issued in accordance with the terms of the Underwriting Agreement and the applicable Warrant and that the terms of such issuances have been or will be, as applicable, otherwise in compliance with all applicable laws.

        We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion and we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies or reproductions of originals of such documents, agreements, instruments and corporate records as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have also obtained from officers and other representatives of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly authorized, executed and delivered by each party thereto and is the valid and binding agreement of such party, enforceable in accordance with its terms, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of the provisions thereof, by action or conduct of the parties, or otherwise, (iv) the statements of fact and representations and warranties set forth in the documents we have examined are true and correct, (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document and (vi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

        We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws or the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities laws, or any state securities or "Blue Sky" laws.

        On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that (i) the Securities are duly authorized for issuance, (ii) when and to the extent issued and sold in accordance with the terms of the Underwriting Agreement as described in the Registration Statement, the Unit Shares will be validly issued, fully paid and non-assessable and (iii) after due and proper exercise by the warrant-holders and the Representative of the Warrants underlying the Units pursuant to the terms thereof and of the Underwriting Agreement as described in the Registration Statement, together with the payment in full to the Company of all exercise prices and other consideration therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are based upon the laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
SCHRECK BRIGNONE

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  Exhibit 5.1